SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) February 27, 1998



           MIDWEST REAL ESTATE SHOPPING CENTER, L.P.
     (Exact name of registrant as specified in its charter)



      Delaware               1-9331               13-3384643
State or other jurisdictionCommission            IRS Employer
  of incorporation        File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn: Andre Anderson                   10285
Address of principal executive offices            Zip Code


Registrant's telephone number, including area code (212) 526-3237



Item 5. Other Events

Settlement of Securities Litigation
In a Final Order and Judgment dated February 20, 1998, a stipulation and agreement of settlement of the civil actions listed below was approved by the United States District Court for the Southern District of New York.

      (i) Donato J. Carone et al. v. Midwest Centers, Inc. et al., 94 Civ. 9293;

      (ii)  Barry Tannenbaum v. Midwest Centers, Inc. et al.,
            95 Civ. 3123

      (iii) Vernon Lindbloom v. Midwest Centers, Inc. et al.,
            95 Civ. 3051

      (iv)  Norman D. Rom v. Paul L. Abbott et al., 95 Civ. 5202;
            and

       (v)  Norman D. Rom v. Paul L. Abbott et al., 95 Civ. 8006.

Pursuant to the settlement agreement, which resolves all matters among the parties, Midwest contributed $500,000 toward a fund for the payment of all plaintiff's claims. Midwest decided to settle the actions solely to avoid further expense, inconvenience and the burden of continued litigation, and continues to deny all the allegations asserted against it in the Complaint.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         MIDWEST REAL ESTATE SHOPPING CENTER, LP
                         Registrant

                         By:  MIDWEST CENTERS INC.
                              General Partner


Date:  March 5, 1998     By:    /s/Robert J. Hellman
                                Robert J. Hellman
                                President, Chairman and Director